CONCENTRIC NETWORK CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Organization and Summary of Significant Accounting Policies

     The Company

      Concentric Network Corporation (the Company or Concentric) was incorporated in the state of Florida in 1991 and reincorporated into Delaware in 1997. The Company operates primarily in one business segment in the United States. Concentric provides tailored, value-added Internet Protocol (IP) based network services for businesses and consumers. To provide these services, the Company utilizes its low/fixed latency, high-throughput network, employing its advanced network architecture and the Internet. Concentric’s service offerings for enterprises include virtual private networks (VPNs), dedicated access facilities (DAFs), digital subscriber line services (DSL), remote access and Web hosting. These services enable enterprises to take advantage of standard Internet tools such as browsers and high-performance servers for customized data communications within an enterprise and between an enterprise and its suppliers, partners and customers. These services combine the cost advantages, nationwide access and standard protocols of public networks with the customization, high performance, reliability and security of private networks.

     Basis Of Presentation And Preparation

      The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

      All share and per share information presented herein, except as noted, and in the Company’s consolidated financial statements has been retroactively restated to reflect a two-for-one stock split of the Company’s common stock on May 21, 1999, paid in the form of a stock dividend, to holders of record on April 30, 1999.

     Use of Estimates

      The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ materially from those estimates.

     Cash, Cash Equivalents and Short Term Investments

      The Company considers all highly liquid investments with an original maturity (at date of purchase) of three months or less to be the equivalent of cash for the purpose of balance sheet and statement of cash flows presentation. Investments with maturities between three and twelve months are considered to be short term investments. Management determines the appropriate classification of its investments in debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. The Company’s debt securities have been classified and accounted for as available-for-sale. These securities are carried at fair value and unrealized gains and losses have not been material to date. Comprehensive net loss per share is not materially different from net loss for all years presented. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in interest income and have not been material to date. Cash and cash equivalents are held primarily with three financial institutions.

     Long Term Investments

      In January 1999 the Company purchased approximately $10.0 million of common stock from Covad Communications Group, Inc. (“Covad”) and certain Covad stockholders at Covad’s initial public offering price. In April 1999 the Company purchased approximately $5.0 million of Class B Common Stock from NorthPoint Communications Group, Inc. (“NorthPoint”). In July 1999 the Company purchased approxi-

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

mately $5.0 million of Series A Convertible Preferred Stock from Register.com, Inc. (“Register.com”). In August 1999 the Company purchased approximately $2.0 million of Series B Preferred Stock from Asia Online, Ltd. (“Asia Online”). In October 1999 the Company purchased approximately $5.0 million of Series C Preferred Stock from Corio, Inc. (“Corio”). Long term investments are recorded at cost.

     Property and Equipment

      Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets as follows: computer and telecommunications equipment: three to five years; purchased software: three to five years; furniture and fixtures: eight to ten years; and leasehold improvements: the shorter of the remaining term of the related leases or the estimated economic useful lives of the improvements. Equipment under capital leases is amortized over the shorter of the expected useful life or the related lease term (see Note 3). Depreciation expense for the years ended December 31, 1997, 1998 and 1999 was approximately $16,852,000, $24,442,000 and $28,404,000 respectively.

     Revenue and Customer Receivables

      Revenue is recognized over the period in which services are provided, generally monthly. Payments received in advance of services being provided are included in deferred revenue. Substantially all end-user subscribers pay for services with major credit cards for which the Company receives daily remittances from the credit card carriers.

      Commissions and other obligations to strategic partners through marketing and distribution arrangements are expensed as incurred, at the time the associated revenue is recognized.

     Concentration of Credit Risk

      The Company typically offers its enterprise customers credit terms. The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral. Credit losses have historically been insignificant.

     Advertising Costs

      The Company expenses the costs of advertising as incurred except for direct-response advertising costs meeting certain specific criteria. To date, no direct-response advertising costs have been capitalized. Advertising expense for the years ended December 31, 1997, 1998 and 1999 were approximately $1,532,000, $2,737,000 and $9,854,500, respectively.

     Income Taxes

      The Company accounts for income taxes using the liability method in accordance with Financial Accounting Standards Board Statement No. 109, “Accounting for Income Taxes” (FAS 109).

     Basic and Diluted Net Loss Per Share

      Basic and diluted net loss per share have been computed in accordance with the Financial Accounting Standards Board Statement No. 128, “Earnings Per Share.”

      Except as noted below, net loss per share is computed using the weighted average number of shares of common stock outstanding excluding common stock subject to rescission. Common stock equivalent shares from convertible preferred stock and from stock options and warrants are not included as the effect is antidilutive. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 98 (SAB

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

No. 98) which was issued in February 1998, common and common equivalent shares issued by the Company for nominal consideration during any of the periods for which a statement of operations was presented in the Company’s initial public offering registration statement have been included in the calculation of basic and diluted net loss per share for all such periods in a manner similar to a stock split.

      Pro forma net loss per share gives effect, even if antidilutive, to common equivalent shares from convertible preferred shares that were automatically converted to common shares upon the closing of the Company’s initial public offering (using the as-if-converted method). The following table sets forth the computation of basic and diluted loss per share, on a historical and pro forma basis:

	Twelve Months Ended December 31,

	1997	1998	1999

	(In thousands, except per share data)

NUMERATOR:

Net loss before extraordinary item	$(55,582)	$(85,148)	$(85,085)

Extraordinary gain on early retirement of debt	—	3,042	—

Net loss	(55,582)	(82,106)	(85,085)

Preferred stock dividends and accretion	—	(11,958)	(26,697)

Numerator for basic and diluted loss per share	$(55,582)	$(94,064)	$(111,782)

DENOMINATOR:

Denominator for basic and diluted earnings per share — weighted average shares (historical)	13,330	29,094	40,473

Adjustments to reflect the effect of the assumed conversion of convertible preferred stock from the date of issuance	6,414

Denominator for basic and diluted earnings per share — weighted average shares (pro forma)	19,744

Basic and diluted net loss per share (historical):

Loss before extraordinary item	$(4.17)	$(2.93)	$(2.10)

Extraordinary gain	—	.11	—

Net loss	(4.17)	(2.82)	(2.10)

Preferred stock dividends and accretion	—	(.41)	(.66)

Net loss attributable to common stockholders	$(4.17)	$(3.23)	$(2.76)

Basic and diluted net loss per share (pro forma)	$(2.82)

     Stock-Based Compensation

      The Company accounts for employee stock option grants in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB Opinion No. 25), and has adopted the “disclosure only” alternative described in Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (FAS 123).

     Long-Lived Assets

      In accordance with Statement of Financial Accounting Standards No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” the Company continually reviews long-lived assets to assess recoverability based upon undiscounted cash flow analysis. Impairments, if

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

any, are recognized in operating results in the period in which a permanent diminution in value is determined.

     Customer Concentrations

      The Company currently derives a substantial portion of its total revenue from a single customer. For the years ended December 31, 1997, 1998 and 1999, revenue from WebTV Networks, Inc. represented approximately 33.4%, 26.8% and 25.2%, respectively, of the Company’s total revenue.

     Sole or Limited Sources of Supply

      The Company relies on other companies to supply certain key components of their network infrastructure. These components include critical telecommunications services and networking equipment, which, in the quantities and quality demanded by us, are available only from sole- or limited-sources. Four companies provide the data communications facilities and capacity for the Company. The Company is also dependent upon local exchange carriers to provide telecommunications services to the Company and its customers. The Company has experienced delays from time to time in receiving telecommunications services from these suppliers. There can be no assurance that such services on the scale and within the time frames required by the Company at an affordable cost will be attainable. Any failure to obtain such services on a sufficient scale, on a timely basis and at an affordable cost would have a material adverse effect on the business, financial condition and results of operations of the Company.

      The Company purchases its network equipment primarily from five vendors. Two companies also act as systems integrators. One company is the sole supplier of the servers primarily used in the Company’s network infrastructure. The Company purchases these components pursuant to purchase orders placed from time to time with these suppliers. The Company does not carry significant inventories of these components and has no guaranteed supply arrangements for such components. The Company’s suppliers also sell products to competitors and may in the future themselves become competitors. There can be no assurance that suppliers will not enter into exclusive arrangements with competitors or stop selling their products or components to the Company at commercially reasonable prices, or at all.

     Recent Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities” (FAS 133). FAS 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. FAS 133, as recently amended, is effective for fiscal years beginning after June 15, 2000. The Company believes the adoption of FAS 133 will not have a material effect on the Company’s financial position or results of operations.

      In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” (SAB 101). SAB 101 provides guidance on the recognition, presentation and disclosure of revenue in financial statements of all public registrants. Any change in the Company’s revenue recognition policy resulting from the implementation of SAB 101 would be reported as a change in accounting principles in the quarter ending March 31, 2000. While the Company has not fully assessed the impact of the adoption of SAB 101, it believes that implementation of SAB 101 will not have a material adverse impact on its existing revenue recognition policies or its reported results of operations for the year ending December 31, 2000.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

2.  Cash, Cash Equivalents, Short Term Investments and Restricted Cash

      The following table summarizes the Company’s available-for-sale securities at amortized cost, which approximates fair value, as of December 31, 1999 (in thousands):

U.S. Treasury securities	$26,113

U.S. Corporate securities	53,982

Total included in short-term investments	$80,095

      The Company’s U.S. Corporate securities include commercial paper. The Company’s cash equivalents and short term investments have generally been held until maturity. The Company’s cash and cash equivalents at December 31, 1999 consisted primarily of money market funds.

      Restricted cash at December 31, 1999 consisted of $18.8 million of funds held in escrow to pay interest relating to the Company’s 12  3/4% Senior Notes and $125.3 million of funds held in escrow for the pending acquisition of Internet Technology Group, Plc in February 2000.

3.  Commitments

     Operating Leases

      The Company has an agreement with a related party through which such related party makes available the premises at which the Company’s POP sites throughout the United States are located. POP sites are locations where certain telecommunications switching and related equipment are installed. This agreement expires in December 2000, and the amount of the payments is based, among other things, on the number of POP sites maintained by the Company, subject to certain minimums. Costs of approximately $1,326,000, $1,267,000 and $1,304,000 were incurred during the years ended December 31, 1997, 1998 and 1999, respectively, for these facilities. Additionally, the Company has agreements with three telecommunications companies to locate POP sites and certain of such equipment at their facilities. Costs of approximately $1,246,000 and $1,372,000 were incurred during the years ended December 31, 1998 and 1999, respectively, for these facilities. The expiration dates associated with these agreements range from December 1999 to January 2002.

      The Company leases its facilities and certain office equipment under non-cancelable operating leases which expire at various dates through May 2012. Total rent expense for all operating leases was approximately $2,418,000, $4,743,000 and $7,967,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

      Future minimum lease commitments for all noncancelable operating leases with initial terms of one year or more consists of the following at December 31, 1999 are as follows (in thousands):

2000	$8,543

2001	8,408

2002	6,519

2003	5,343

2004	4,677

Thereafter	7,661

Total	$41,151

     Capital Leases

      In August 1994, the Company entered into a master lease agreement under which a related party began installing networking equipment at the Company’s POP sites and data center. This agreement became

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

effective upon installation and acceptance by the Company on March 31, 1995. The lease provides for monthly payments for terms of 48 or 60 months, depending upon the type of equipment. The Company has continued to install equipment under the terms of this agreement, resulting in a monthly payment of approximately $1,443,000, $536,000 and $472,000 at December 31, 1997, 1998 and 1999, respectively. In March 1998, the Company retired a portion of the capital lease obligations to the related party. The Company paid $24,750,000 for the extinguishment of the debt. The Company recognized an extraordinary gain of $3,042,000 in connection with this transaction. Subsequent to March 1998, the related party sold its stockholdings in the Company and is no longer considered a related party.

      Assets capitalized under capital leases totaled approximately $28,068,000 and $42,018,000 at December 31, 1998 and 1999, respectively, and are included in computer and telecommunications equipment. Accumulated amortization for assets capitalized under capital leases totaled approximately $8,356,000 and $14,821,000 at December 31, 1998 and 1999, respectively. Amortization of leased assets is included in depreciation and amortization expense. The Company has granted a security interest in all equipment under capital lease agreements. Future minimum lease payments under capital lease obligations at December 31, 1999 are as follows (in thousands):

2000	$7,259

2001	4,921

2002	2,388

2003	618

Total minimum lease payments	15,186

Less amount representing interest	1,974

Present value of net minimum lease payments	13,212

Less current portion of capital leases	6,438

Long-term portion of capital leases	$6,774

     Other

      The Company has a noncancelable service agreement with MCI for the utilization of its ATM telecommunications network. The agreement provides for minimum payments to MCI of approximately $1,200,000 per year over its term, expiring three years after the end of an initial ramp up period but no later than June 2000. The Company also has a noncancelable telecommunications service agreement with MCI for other services, including dedicated access and 800 service, that provides for minimum payments of approximately $8,500,000 over the term of the agreement, which expired in June 1998. The Company had incurred expenses, through the life of the agreement, of approximately $8,100,000 and $4,143,000 for the years ended December 31, 1997 and 1998, respectively, related to these other services. The agreement was renewed in August 1998 and provides for minimum payments of $6.0 million per year over its term, expiring July 2000. The Company incurred expenses of approximately $3,042,000 related to the new agreement for the five month period ended December 31, 1998 and approximately $9,461,000 for the year ended December 31, 1999.

      In November 1995, the Company entered into a two-year service agreement under which a third party provided substantially all of the network analysis and deployment and maintenance of POP sites. In 1997, the third party was purchased by Williams Communications Group, Inc. (“Williams”), a stockholder of the Company, and the agreement was extended to December 31, 2000. The Company will reimburse Williams for its employee compensation and direct costs for services provided. Related party payments to Williams for these services were approximately $1,884,000, $4,848,000 and $6,460,000 for the years ended December 31, 1997, 1998 and 1999, respectively. At the end of the agreement, Williams is obligated to transfer to the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Company those personnel, resources, and facilities used to support the Company’s network analysis, POP site deployment, and maintenance.

      In August 1997, the Company entered into a five-year service and equipment agreement under which Williams, a related party, will provide telecommunication services and equipment. The agreement provides for minimum payments as follows: $1.2 million in 1998, $2.5 million in 1999, $7.0 million in 2000, $6.5 million in 2001 and $4.0 million in 2002. At the election of Williams, $2.0 million of the minimum payments may be paid by the issuance of common stock of the Company at the then-current fair market value. The Company made payments of approximately $4.8 million for the year ended December 31, 1998 related to this agreement, of which approximately $4.3 million related to the purchase of equipment from Williams. For the year ended December 31, 1999, payments were approximately $24.9 million, of which approximately $16.5 million related to the purchase of equipment.

      In June 1999, the Company signed an agreement through which Microsoft Corporation (“Microsoft”) will provide services to certain of the Company’s customers and the Company will purchase $7.5 million worth of advertising during the term of the three year agreement. The Company made payments of approximately $1.6 million to Microsoft during the year ended December 31, 1999 for services related to this agreement.

4.  Convertible Debentures and Notes Payable

     Notes Payable

      In December 1997, the Company issued 150,000 units (collectively, the Units), each consisting of $1,000 principal amount of 12  3/4% Senior Notes (the 12  3/4% Senior Notes) due 2007 and one warrant (a Warrant), each Warrant entitling the holder thereof to purchase 12.68 shares of common stock at $5.43 per share and such Warrants expire on December 15, 2007 (see Note 7) for aggregate cash proceeds of $150,000,000. Approximately $52,525,000 of the cash proceeds was placed in a escrow account to fund the first six interest payments in accordance with the Senior Note agreement which is classified as restricted cash. As of December 31, 1999, the Company had $18,752,000 remaining in the escrow account restricted for future interest payments.

      The Warrants resulted in the right of the holders to purchase 1,902,216 shares of the Company’s common stock. The Company deemed the fair value of the warrants, using the Black-Scholes method, to be approximately $4,440,000 which was recorded as a discount on the 12  3/4% Senior Notes. The discount is being amortized as interest expense over the term of the 12  3/4% Senior Notes. Amortization expense was $17,000, $444,000 and $444,000 for the years ended December 31, 1997, 1998 and 1999, respectively.

      The 12  3/4% Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption rates (expressed as a percentage of the principal amount) commencing with 106.375% on December 15, 2002 and declining to 100% on December 15, 2005, plus accrued interest to the date of redemption. In addition, on or prior to December 15, 2000, the Company may redeem up to 35% of the original aggregate principal amount of the 12  3/4% Senior Notes at a redemption price of 112.75% of the principal amount, together with accrued and unpaid interest to the date of redemption with the net cash proceeds of one or more public equity offerings or the sale of common stock to a strategic investor, provided that at least 65% of the original aggregate principal amount of the 12  3/4% Senior Notes remain outstanding.

      In connection with the issuance of the 12  3/4% Senior Notes, the Company incurred approximately $5,300,000 of debt issuance costs which are classified as other assets. These costs are being amortized as interest expense over the term of the 12  3/4% Senior Notes. Amortization expense was $526,000 and $537,000 for the years ended December 31, 1998 and 1999, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

5.  Common Stock Subject to Rescission

      In August 1993, the Company commenced sales of convertible debentures and certain additional shares of its common stock. Through March 31, 1995, sales of convertible debentures aggregated $4,260,000, and issuance of common stock aggregated $890,000. The sale of common stock and sale of and/or conversion of debentures into common stock was not made pursuant to a registration statement filed under the Securities Act of 1933 (the Act) or any filings pursuant to the laws of any of the states in which such sales occurred (State Blue Sky Laws). Although at the time the Company believed the sale and conversion, if applicable, of these securities was exempt from the provisions of the Act and applicable State Blue Sky Laws, it appears that the appropriate exemptions may not have been available. As a result, on September 30, 1997, the Company made rescission offers (the “Rescission Offer”) to certain purchasers of these securities who are entitled to a return of the consideration paid for their stock or debentures. As such, these shares have been classified as common stock subject to rescission in the accompanying financial statements. Additionally, options issued pursuant to the Company’s 1995 Stock Incentive Plan to Employees and Consultants and non-plan options were issued in various states for which the Company may not have had an available exemption under state laws. Such options are potentially subject to rescission and the Company has included them in the Rescission Offer. As of December 31, 1997, statutes of limitations under federal and state securities laws applicable to the shares which may have been issued without securities laws exemptions have lapsed and the Rescission Offer had expired. Pursuant to the Rescission Offer, the Company offered to rescind the issuance of shares and options as to which the applicable statute of limitations had not run. There can be no assurances that the Company will not otherwise be subject to additional liabilities with respect to such issuances. The Company repurchased 64,846 shares of Common Stock subject to the Rescission Offer for $548,000 and paid related interest charges of $125,000. Based upon the above, the Company has reclassified the remaining rescission liability and shares into stockholders’ equity.

6.  Stockholders’ Equity

      All share and per share information presented herein, except as noted, has been retroactively restated to reflect a two-for-one stock split of the Company’s common stock on May 21, 1999, paid in the form of a stock dividend, to holders of record on April 30, 1999.

     Public Offering

      In February 1999 the Company effected a public offering of its common stock. The Company issued and sold 11,322,000 shares at $11.13 for net proceeds of approximately $119.4 million. Certain selling stockholders exercised warrants to purchase directly from the Company 3,200,000 shares of common stock having an aggregate purchase price of approximately $10.2 million, which shares were also registered and sold in the public offering by such stockholders.

     SBC Financing Agreement

      In January 1999 SBC Communications Inc. purchased 1,613,358 shares of common stock for an aggregate purchase price of approximately $19.5 million pursuant to an agreement reached between the two companies in October 1998. In connection with the agreement, the Company issued to SBC a warrant to purchase an additional 1,813,358 shares. The warrant expires three years from the date of issuance and is exercisable at $10.50 per share. The Company deemed the fair market value of the warrant, using the Black-Scholes method, to be $1.9 million which is being amortized as a marketing cost over the life of the agreement. Amortization for the year ended December 31, 1999 was approximately $633,000.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

     TMI Warrant

      In June 1999 the Company amended an agreement with TMI Telemedia International, Ltd. (“TMI”) and in connection with the agreement, the Company issued a warrant to purchase 50,000 shares of its common stock. The warrant expires in January 2001 and is exercisable at $25.1875 per share. The Company deemed the fair market value of the warrant, using the Black-Scholes method, to be $504,000, which was written off as other expense in June 1999.

     Redeemable Exchangeable Preferred Stock

      In June 1998, the Company completed a $150 million private placement of 13  1/2% Series A Senior Redeemable Exchangeable Preferred Stock due 2010 (Series A Preferred). In September 1998, the Company issued 154,657 shares of its 13  1/2% Series B Senior Redeemable Exchangeable Preferred Stock due 2010 (Series B Preferred) in exchange for all outstanding shares of the Series A Preferred pursuant to a registered exchange offer. Each share of Series B Preferred has a liquidation preference of $1,000 per share. Dividends on the Series B Preferred accrue at a rate of 13  1/2% per annum of the liquidation preference thereof and are payable quarterly in arrears commencing on September 1, 1998. Dividends are payable in cash, except that on each dividend payment date occurring on or prior to June 1, 2003, dividends may be paid, at the Company’s option, by the issuance of additional shares of Series B Preferred having an aggregate liquidation preference equal to the amount of such dividends. For the years ended December 31, 1998 and 1999, the Company issued a total of 9,865 and 22,683 shares, respectively, of Series B Preferred Stock as payment of the quarterly dividends. Series B Preferred Stock has no voting rights.

      The Series B Preferred is redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003, at redemption rates (expressed as a percentage of the liquidation preference) commencing with 106.75% on June 1, 2003 and declining to 100% on June 1, 2008, plus accumulated and unpaid dividends to the date of redemption. In addition, prior to June 1, 2001, the Company may, at its option, redeem up to a maximum of 35% of the initially issued Series B Preferred from the net proceeds of one or more public equity offerings or the sale of common stock to a strategic investor. The Series B Preferred is subject to mandatory redemption at its liquidation preference, plus accumulated and unpaid dividends on June 1, 2010.

      On any scheduled dividend payment date, the Company may, at its option, exchange in whole but not in part the then outstanding shares of Series B Preferred for 13  1/2% Senior Subordinated Debentures due 2010 (Exchange Debentures) with a principal amount equal to the aggregate liquidation preference of the Preferred Stock. If the Exchange Debentures were issued, they would mature on June 1, 2010. Interest on the Exchange Debentures would be payable semi-annually in arrears. Interest payable on or prior to June 1, 2003 may be paid in the form of additional Exchange Debentures valued at the principal amount thereof.

      The Company is accreting the Series B Preferred to its liquidation preference through the due date of the Series B Preferred. The accretion for the years ended December 31, 1998 and 1999 was approximately $11.7 million and $22.9 million, respectively. In connection with the issuance of Series A Preferred and Series B Preferred, the Company incurred approximately $5.9 million of issuance costs. These costs are being accreted over 12 years which amounted to $282,000 for the year ended December 31, 1998 and $487, 900 for the year ended December 31, 1999.

     Convertible Redeemable Preferred Stock

      In June 1999, the Company issued 50,000 shares of Series C 7% Convertible Redeemable Preferred Stock due 2010 (“Series C Preferred”) to Microsoft Corporation (“Microsoft”) for $50 million. Each share of Series C Preferred has a liquidation preference of $1,000 per share. Dividends on the Series C Preferred accrue at the rate of 7% per annum of the liquidation preference thereof and are payable quarterly in arrears

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

commencing on September 1, 1999. Dividends are payable in cash, except that on each dividend payment date dividends may be paid, at the Company’s option, by the issuance of additional shares of Series C Preferred having an aggregate liquidation preference equal to the amount of such dividends. For the year ended December 31, 1999, the Company issued a total of 1,478 shares of Series C Preferred Stock as payment of the quarterly dividends.

      The Series C Preferred is redeemable at the option of the Company, in whole or in part, at any time on or after June 1, 2003 at redemption rates commencing with 105.125% declining to 100% on June 1, 2010. The Series C Preferred is subject to mandatory redemption at its liquidation preference, plus accumulated and unpaid dividends on September 1, 2010. The holder of any Series C Preferred has the right, at its option, to convert at any time any shares of Series C Preferred into shares of common stock at the conversion price of $39.924.

      The Company is accreting the Series C Preferred to its liquidation preference through the due date of the Series C Preferred. The accretion for the year ended December 31, 1999 was approximately $1.8 million.

      In conjunction with the Series C Preferred issuance, the Company issued a warrant to Microsoft to purchase 500,000 shares of its common stock. The warrant expires four years from the date of issuance and is exercisable at $33.27 per share. The Company deemed the fair market value of the warrants, using the Black-Scholes model, to be approximately $11.9 million and is accreting this value over four years. Accretion for the year ended December 31, 1999 was approximately $1.5 million.

Consent Agreements

      In July 1999, the Company solicited and received consents of more than a majority of the Company’s outstanding 12  3/4% Senior Notes due 2007 (“12  3/4% Senior Notes”) and the outstanding 13  1/2% Series B Redeemable Exchangeable Preferred Stock due 2010 (“Series B Preferred”). The consents allow the Company to increase its permitted investments under the Indenture relating to the 12  3/4% Senior Notes and the Certificate of Designation relating to the Series B Preferred. In August, the Company paid consent fees of approximately $3.8 million to the holders who delivered consents prior to the expiration date of such consents. Amortization related to the consent fees was immaterial for the year ended December 31, 1999.

     Stock Option Plans

      1995 Stock Incentive Plan for Employees and Consultants. The Company’s 1995 Stock Incentive Plan for Employees and Consultants (the 1995 Plan) provided for the granting to employees of incentive stock options and for the granting to employees and consultants of nonstatutory stock options, stock appreciation rights (SARs) and restricted stock awards (RSAs). No SARs or RSAs have been granted under the 1995 Plan. The 1995 Plan was terminated effective October 4, 1996. As of December 31, 1999, options to purchase 81,420 shares of common stock at a weighted exercise price of $1.88 per share were outstanding under the 1995 plan of which 74,237 options were vested.

      Amended and Restated 1996 Stock Plan. The Company’s Amended and Restated 1996 Stock Plan (the Restated 1996 Plan) provides for the granting to employees of incentive stock options and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights (Rights). The Restated 1996 Plan has been terminated. As of December 31, 1999, options to purchase 864,154 shares of common stock at a weighted average exercise price of $3.38 per share were outstanding of which 440,356 were vested.

      The Restated 1996 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company’s assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the Restated 1996

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

Plan provides the optionee or Right holder to have the right to exercise the option or Right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable.

      1997 Stock Plan. The Company’s 1997 Stock Plan (the “1997 Plan”) provides for the granting to employees of incentive stock options and for the granting to employees, directors and consultants of nonstatutory stock options and stock purchase rights (Rights). The 1997 Plan was approved by the Board of Directors on June 6, 1997 and by the stockholders on June 30, 1997. An amendment increasing the number of shares thereunder from 3,000,000 to 4,500,000 was approved by the Board of Directors on April 10, 1998, and the Stockholders on May 20, 1998. On June 28, 1999 an amendment was approved increasing the number of shares to 6,500,000. Unless terminated sooner, the 1997 Plan will terminate automatically in 2007. Options granted under the 1997 Plan must generally be exercised within three months of the end of optionee’s status as an employee, director or consultant of the Company, or within twelve months after such optionee’s termination by death or disability, but in no event later than the expiration of the option’s term. The exercise price of all incentive stock options granted under the 1997 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of nonstatutory stock options and Rights granted under the 1997 Plan is determined by the 1997 Plan’s Compensation Committee, but with respect to nonstatutory stock options intended to qualify as “performance-based compensation,” the exercise price must at least be equal to the fair market value of the common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of the Company’s outstanding capital stock, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The term of other incentive stock options granted under the 1997 Plan may not exceed ten years. A total of 6,500,000 shares of common stock are currently reserved for issuance pursuant to the 1997 Plan. As of December 31, 1999, options to purchase 5,511,506 shares of common stock at a weighted average exercise price of $9.16 per share were outstanding of which 960,694 were vested, and 288,299 shares of common stock remained available for future grants under the 1997 Plan.

      The 1997 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company’s assets or a like transaction involving the Company, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted as described in the preceding sentence, the 1997 Plan provides for the optionee or Right holder to have the right to exercise the option or Right as to all of the optioned stock, including shares as to which it would not otherwise be exercisable.

      1997 Employee Stock Purchase Plan. The Company’s 1997 Employee Stock Purchase Plan (the “1997 Purchase Plan”) was approved by the Board of Directors on June 6, 1997 and by the stockholders on June 30, 1997. An amendment increasing the number of shares by 605,876 shares was approved by the Stockholders on May 20, 1998. A total of 1,605,876 shares of common stock are currently reserved for issuance pursuant to the 1997 Plan. The 1997 Purchase Plan, which is intended to qualify under Section 423 of the Internal Revenue Code, consists of 24-month offering periods beginning on the first trading day on or after February 15 and August 15 of each year, except for the first such offering period, which commenced on August 4, 1997 and ended on February 13, 1998. Each offering period contains four six-month purchase periods. Employees are eligible to participate if they are customarily employed by the Company or any designated subsidiary for at least 20 hours per week and more than five months in any calendar year. The 1997 Purchase Plan permits eligible employees to purchase common stock through payroll deductions of up to 10% of an employee’s compensation (excluding overtime, shift premium, and other bonuses and incentive compensation), up to a maximum of $25,000 for all offering periods ending within the same calendar year. No employee may purchase more than 25,000 shares in any purchase period. The price of stock purchased under the 1997 Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning of the offering period or at the end of the current purchase period. Employees may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

automatically upon termination of employment with the Company. During the years ended December 31, 1998 and 1999, 148,284 shares and 247,007 shares were purchased at weighted average prices of $5.27 and $6.72 per share, respectively.

      The 1997 Purchase Plan provides that, in the event of a merger of the Company with or into another corporation or a sale of substantially all of the Company’s assets, each outstanding option shall be assumed or an equivalent option shall be substituted for it, or the Board of Directors or its committee shall shorten the purchase and offering periods then in progress (so that employees’ rights to purchase stock under the Plan are exercised prior to the merger or sale of assets). The 1997 Purchase Plan will terminate in 2007.

      The Company issued options to purchase 358,600 shares of common stock in December 1996, 80,534 shares of common stock in January 1997, 433,466 shares of common stock in June 1997, and repriced 362,946 options in July 1997. The Company recorded deferred compensation, for financial reporting purposes, of approximately $188,000 in 1996 and $1,303,000 for the year ended December 31, 1997, with respect to such option grants to reflect the difference between the exercise price and the deemed fair value for financial reporting purposes of these shares. Amortization of this deferred compensation was $222,000, $373,000 and $373,000 for the years ended December 31, 1997, 1998 and 1999, respectively. The amortization of this deferred compensation will continue over the four year vesting period of the associated stock options.

      1999 Nonstatutory Stock Option Plan. The Company’s 1999 Nonstatutory Stock Option Plan (the “1999 Plan”) provides for the granting to employees, directors and consultants of nonstatutory stock options. The 1999 Plan was approved by the Board of Directors in January 1999, and amended in October 1999. Unless terminated sooner, the 1999 Plan will terminate automatically in 2009. A total of 2,050,000 shares of common stock are currently reserved for issuance pursuant to the 1999 Plan. As of December 31, 1999, options to purchase 1,810,500 shares of common stock at a weighted average price of $21.52 per share were outstanding, of which none were vested.

      The 1999 Plan may be administered by the Board of Directors or a committee of the Board (as applicable, the “Administrator”). The Administrator has the power to determine the terms of the options, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1999 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 1999 Plan.

      Options granted under the 1999 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 1999 Plan must generally be exercised within three months of the end of the optionee’s status as an employee or consultant of the Company, or within twelve months after such optionee’s termination by death or disability, but in no event later than the expiration of the option’s term. The exercise price of nonstatutory stock options granted under the 1999 Plan is determined by the Administrator.

      The 1999 Plan provides that in the event of a merger of the Company with or into another corporation, a sale of substantially all of the Company’s assets, each option shall be assumed or an equivalent option substituted by the successor corporation. If the outstanding options are not assumed or substituted, the Administrator shall provide for the Optionee to have the right to exercise the option as to all of the optioned stock, including shares as to which it would not otherwise be exercisable for a period of fifteen (15) days from the date of such notice, and the option will terminate upon the expiration of such period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

      The following table summarizes stock option activity under all of the Plans:

	Number of
	Shares	Price Per Share

Balance at December 31, 1996	2,258,004	$ 1.88–$16.50

Granted	2,944,676	$ 1.88–$ 5.63

Exercised	(129,088)	$1.88

Canceled	(489,260)	$ 1.88–$ 5.63

Balance at December 31, 1997	4,584,332	$ 1.88–$15.00

Granted	3,767,916	$ 4.94–$37.95

Exercised	(1,223,388)	$ 1.88–$10.44

Canceled	(495,662)	$ 1.88–$37.95

Balance at December 31, 1998	6,633,198	$ 1.88–$37.95

Granted	4,788,028	$16.75–$39.75

Exercised	(1,856,213)	$ 1.88–$37.95

Canceled	(911,329)	$ 1.88–$39.75

Balance at December 31, 1999	8,653,684	$ 1.88–$39.75

      The weighted average fair value of options granted during 1997, 1998 and 1999 was $3.88, $9.96 and $28.88 respectively.

      The following table summarizes information concerning currently outstanding and exercisable options as of December 31, 1999:

	Options Outstanding			Options Exercisable

		Weighted
		Average	Weighted		Weighted
		Remaining	Average	Number	Average
	Number	Contractual	Exercise	Exercisable	Exercise
Exercise Prices	Outstanding	Life (years)	Price	and Vested	Price

$1.88	360,818	6.67	$1.88	253,836	$1.88

$3.00	343,571	7.37	$3.00	172,345	$3.00

$4.43–$4.65	322,249	7.48	$4.57	169,476	$4.58

$4.94–$5.63	696,436	7.86	$5.53	235,728	$5.54

$6.50–$16.75	3,411,169	8.69	$12.31	714,058	$10.30

$17.25–$39.75	3,519,441	9.53	$28.68	13,304	$22.39

Total	8,653,684			1,558,747

     Stock-Based Compensation

      Pro forma information regarding results of operations and loss per share is required by FAS 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards to employees under a valuation method permitted by FAS 123. The value of the Company’s stock-based awards to employees in 1995 and 1996 was estimated using the minimum value method. Options granted after the Public Offering have been valued using the Black-Scholes option pricing model. Among other things, the Black-Scholes model considers the expected volatility of the Company’s stock price, determined in accordance with FAS 123, in arriving at an option valuation. The minimum value method does not consider stock price volatility. Further, certain other assumptions necessary to apply the Black-Scholes model may

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

differ significantly from assumptions used in calculating the value of options granted in 1995 and 1996 under the minimum value method.

      The fair value of the Company’s stock-based awards to employees was estimated assuming no expected dividends and the following weighted average assumptions:

	1997	1998	1999

Expected volatility	.250	.935	1.02

Expected life of options in years	3.3	3.5	3.5

Risk-free interest rate	6.0%	5.0%	5.5%

Expected dividend yield	0.00%	0.00%	0.00%

      For pro forma purposes, the estimated minimum value of the Company’s stock-based awards to employees is amortized over the options’ vesting period. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by FAS 123, net loss and net loss per share would have increased to the pro forma amounts indicated in the table below (in thousands except per share amounts):

	Year Ended December 31,

	1997	1998	1999

Net loss attributable to common stockholders as reported	$(55,582)	$(94,064)	$(111,782)

Net loss attributable to common stockholders — pro forma	$(56,224)	$(100,030)	$(140,280)

Net loss per share attributable to common stockholders — as reported	$(2.82)	$(3.23)	$(2.76)

Net loss per share attributable to common stockholders — pro forma	$(2.85)	$(3.44)	$(3.47)

7.  Warrants to Purchase Common Stock

      In connection with the Company’s Public Offering, all of the outstanding warrants to purchase preferred stock were converted to warrants to purchase common stock. The following warrants to purchase shares of the Company’s common stock were outstanding at December 31, 1999:

	Warrants Outstanding

		Weighted
	Number	Average	Year
Exercise Prices	of Shares	Exercise Price	Expires

$9.75	369,858	$9.75	2000

$10.50–$25.19	1,863,358	$10.89	2001

$3.00–$34.15	885,689	$3.14	2002

$33.27	500,000	$33.27	2003

$5.43	625,605	$5.43	2007

	4,244,510

      The above warrants were issued at various times over the last several years in connection with service agreements, a capital lease agreement, several debt and equity financings and a reseller agreement. The Company has deemed the fair market value of such warrants, using the Black-Scholes method, to be $822,000, $61,000, $5,700,000, $2,623,000 and $1,900,000, respectively. The Company is amortizing the value of the warrants over the term of the related agreements which range from one to ten years. Amortization expense for the years ended December 31, 1997, 1998 and 1999 was $1,720,000, $767,000 and $989,000,

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (continued)

respectively. The Company has reserved the amount of shares necessary to meet the exercise of these warrants.

8.  Employee Benefit Plans

     Retirement Savings Plan

      The Company maintains a contributory 401(k) plan that covers substantially all employees. The Company contributes $0.30 for every $1.00 contributed by the participant up to a maximum of 1.5% of the participants’ compensation. The Company contributed $158,000, $266,000 and $373,000 to the plan during the years ended December 31, 1997, 1998 and 1999, respectively.

9.  Income Taxes

      As of December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $307.0 million and $177.0 million, respectively. The net operating loss carryforwards will expire at various dates beginning in the years 2003 through 2019, if not utilized.

      Significant components of the Company’s deferred tax assets and liabilities for federal and state income taxes of December 31, 1998 and 1999 are as follows (in thousands):

	1998	1999

Deferred tax assets:

Net operating loss carryforwards	$85,000	$118,000

Write-off of network equipment	4,000	4,000

Other, net	3,000	5,000

Total deferred tax assets	92,000	127,000

Deferred tax liabilities:

Other, net	2,000	2,000

Net deferred tax assets	90,000	125,000

Valuation allowance	(90,000)	(125,000)

	$—	$—

      The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company’s history of net losses since inception and the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology. The Company believes that, based on the currently available evidence, it is more likely than not that the Company will not generate taxable income through 2000, and possibly beyond, and accordingly will not realize the Company’s deferred tax assets through 2000 and possibly beyond. The Company will continue to assess the realizability of the deferred tax assets based on actual and forecasted operating results. In addition, the utilization of net operating losses may be subject to a substantial annual limitation due to the “change in ownership” provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

      In the future, as deferred tax assets are realized, the reversal of the valuation allowance will result in a $1.9 million credit to paid in capital for the tax benefit associated with disqualifying dispositions of stock options or employee stock purchase plan shares.